EXHIBIT 99.3

VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HOLDING COMPANY II, INC.

OFFER TO EXCHANGE
New 8% Senior Notes due 2018
which have been registered under the Securities Act of 1933, as amended for
All Outstanding 8% Senior Notes due 2018

VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HOLDING COMPANY II, INC.
OFFER TO EXCHANGE
New 7.750% Senior Notes due 2019
which have been registered under the Securities Act of 1933, as amended for
All Outstanding 7.750% Senior Notes due 2019

VANGUARD HEALTH SYSTEMS, INC.

OFFER TO EXCHANGE
New 10.375% Senior Discount Notes due 2016
which have been registered under the Securities Act of 1933, as amended for

All Outstanding 10.375% Senior Discount Notes due 2016

THE EXCHANGE OFFERS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON          , 2011, UNLESS EXTENDED.

          , 2011

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated          , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”), and form of Letter of Transmittal (the “Letter of Transmittal”), Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Holding Company II, Inc. (the “Senior Notes Co-issuer” and together with VHS Holdco II, the “Senior Notes Issuers”) are offering to exchange $225,325,000 aggregate principal amount of the Senior Notes Issuers’ 8% Senior Notes due 2018, guaranteed by Vanguard Health Systems, Inc. (“Vanguard” and collectively with the Senior Notes Issuers, the “Issuers”), Vanguard Health Holding Company I, LLC (“VHS Holdco I”) and certain subsidiaries of VHS Holdco II (collectively, the “8% Senior Notes Guarantors”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “8% Senior Exchange Notes”), for any and all of their outstanding 8% Senior Notes due 2018 that have not been registered under the Securities Act (collectively, the “Outstanding 8% Senior Notes”), guaranteed by the 8% Senior Notes Guarantors, in denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “8% Senior Notes Exchange Offer”). The Outstanding 8% Senior Notes are unconditionally guaranteed (the “Outstanding 8% Senior Notes Guarantees”) by the 8% Senior Notes Guarantors on a senior basis, and the 8% Senior Exchange Notes will be unconditionally guaranteed (the “New 8% Senior Notes Guarantees”) by the 8% Senior Notes Guarantors on a senior basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the 8% Senior Notes Guarantors offer to issue the New 8% Senior Notes Guarantees with respect to all 8% Senior Exchange Notes issued in the 8% Senior Exchange Offer in exchange for the Outstanding 8% Senior Notes Guarantees of the Outstanding 8% Senior Notes for which such 8% Senior Exchange Notes are issued in the 8% Senior Notes Exchange Offer. The Prospectus and the Letter of Transmittal also relate to the offer (the “7.750% Senior Notes Exchange Offer”) by the Senior Notes Issuers to exchange $350,000,000 aggregate principal amount of the Senior Notes Issuers’ 7.750% Senior Notes due 2019, guaranteed by Vanguard, VHS Holdco I and certain subsidiaries of VHS Holdco II (collectively, the “7.750% Senior Notes Guarantors”), that have been registered under the Securities Act (collectively, the “7.750% Senior Exchange Notes”), for any and all of their outstanding 7.750% Senior Notes due 2019 (collectively, the “Outstanding 7.750% Senior Notes”), guaranteed by the 7.750% Senior Notes Guarantors, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Outstanding 7.750% Senior Notes are unconditionally guaranteed (the “Outstanding 7.750% Senior Notes Guarantees”) by the 7.750% Senior Notes Guarantors on a senior basis, and the 7.750% Senior Exchange Notes will be unconditionally guaranteed (the “New 7.750% Senior Notes Guarantees”) by the 7.750% Senior Notes Guarantors on a senior basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the 7.750% Senior Notes Guarantors offer to issue the New 7.750% Senior Notes Guarantees with respect to all 7.750% Senior Exchange Notes issued in the 7.750% Senior Notes Exchange Offer in exchange for the Outstanding 7.750% Senior Notes Guarantees of the Outstanding 7.750% Senior Notes for which such 7.750% Senior Exchange Notes are issued in the 7.750% Senior Notes Exchange Offer. The Prospectus and the Letter of Transmittal also relate to the offer (the “Senior Discount Notes Exchange Offer” and, collectively with the 8% Senior Notes Exchange Offer and the 7.750% Senior Notes Exchange Offer, the “Exchange Offers”) by Vanguard to exchange $747,219,000 aggregate principal amount at maturity of Vanguard’s 10.375% Senior Discount Notes due 2016, that have been registered under the Securities Act (collectively, the “Senior Discount Exchange Notes” and, collectively with the 7.750% Senior Exchange Notes and the 8% Senior Exchange Notes, the “Exchange Notes”), for any and all of its outstanding 10.375% Senior Discount Notes due 2016 (collectively, the “Outstanding Senior Discount Notes” and, collectively with the Outstanding 8% Senior Notes and the Outstanding 7.750% Senior Notes, the “Outstanding Notes”), in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes are freely transferable by holders thereof (except as provided in the Letter of Transmittal or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act.

Throughout this letter, unless the context otherwise requires, references to the “8% Senior Notes Exchange Offer” include the 8% Senior Notes Guarantors’ offer to exchange the New 8% Senior Notes Guarantees for Outstanding 8% Senior Notes Guarantees, references to the “8% Senior Notes” include the related New 8% Senior Notes Guarantees and references to the “Outstanding 8% Senior Notes” include the related Outstanding 8% Senior Notes Guarantees, references to the “7.750% Senior Notes Exchange Offer” include the 7.750% Senior Notes Guarantors’ offer to exchange the New 7.750% Senior Notes Guarantees for Outstanding 7.750% Senior Notes Guarantees, references to the “7.750% Senior Exchange Notes” include the related New 7.750% Senior Notes Guarantees and references to the Outstanding 7.750% Senior Notes include the Outstanding 7.750% Senior Notes Guarantees.

The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.

WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OUTSTANDING NOTES REGISTERED IN THEIR OWN NAMES.

The Issuers will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offers. However, you will be reimbursed by the Issuers for customary and reasonable mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients, including the reasonable expenses of overnight courier services. The Issuers will pay all transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

For your information and for forwarding to your clients for whom you hold the Outstanding Notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

1. The Prospectus;

2. The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

3. A form of Notice of Guaranteed Delivery; and

4. A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offers.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

Each of the Exchange Offers will expire at 11:59 P.M., New York City time, on          , 2011 unless one or more of the Exchange Offers are extended by the Issuers. The time at which the Exchange Offers expires is referred to as the “Expiration Date.” Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 11:59 P.M. on the Expiration Date.

To participate in the Exchange Offers, certificates for Outstanding Notes, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

Also, DTC participants will be able to execute tenders through DTC’s Automated Tender Offer Program.

If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus, under “The Exchange Offers — The 8% Senior Notes Exchange Offer — Guaranteed Delivery Procedures, “The Exchange Offers — The 7.750% Senior Notes Exchange Offer — Guaranteed Delivery Procedures,” “The Exchange Offers — The Senior Discount Notes Exchange Offer — Guaranteed Delivery Procedures” and the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offers should be addressed to U.S. Bank National Association, the Exchange Agent for the Exchange Offers, at their address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

Vanguard Health Holding Company II, LLC
Vanguard Holding Company II, Inc.
Vanguard Health Systems, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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